 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):April 17, 2017

Puget Technologies, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-179212	01-0959140
(Commission File Number)	(IRS Employer Identification No.)

801 Brickell Ave. Suite 900

Miami, Florida 33131

(Address of principal executive offices and zip code)

305-789-6677

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The Company has reached a settlement with ADAR BAYS LLC regarding the Convertible Redeemable Promissory Note and the Securities Purchase Agreement as shown on the attachments hereto.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

10.1

Confidential Settlement Agreement and Mutual Release between ADAR BAYS, PUGET TECHNOLOGIES, INC. (“PUGET”), HERMANN C. BURCKHARDT, and THOMAS A. JASPERS.

99.1

Retraction Letter to ADAR BAYS, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Puget Technologies Inc.

/s/ Hermann Burckhardt

Hermann Burckhardt

President and CEO

Date:  April 19, 2017

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